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                                                                     Exhibit 5.2


                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH                 WASHINGTON
                             36 SOUTH CHARLES STREET                NEW YORK
                         BALTIMORE, MARYLAND 21201-3018           PHILADELPHIA
                                  410-539-2530                       EASTON
                                FAX: 410-539-0489







                                  April 3, 1998




LEXINGTON CORPORATE PROPERTIES TRUST
355 Lexington Avenue
New York, New York 10017

                       Registration Statement on Form S-3
                       ----------------------------------

Gentlemen:

         We have acted as special Maryland counsel to Lexington Corporate Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement (the "Registration Statement") on Form S-3 of the Trust to be filed with the Securities and Exchange Commission (the "Commission"), for offering by the Trust from time to time of up to $250,000,000 aggregate initial offering price of its (i) debt securities (the "Debt Securities"), (ii) Preferred Shares, par value $.0001 per share (the "Preferred Shares"), and (iii) Common Shares, par value $.0001 per share (the "Common Shares"). The Debt Securities, the Preferred Shares, and the Common Shares are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In our capacity as special Maryland counsel, we have reviewed the following:

         (a) The Registration Statement.

         (b) The Trust's Declaration of Trust, Bylaws, and Articles
             Supplementary.

         (c) A short-form good standing certificate for the Trust, dated March 9, 1998, issued by the Maryland State Department of Assessments and Taxation.

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                                                                Piper & Marbury
                                                                    L.L.P.


LEXINGTON CORPORATE PROPERTIES TRUST
April 3, 1998
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         (d) An Officer's Certificate (the "Certificate") of the Trust, dated the date hereof, as to certain factual matters.

         (e) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         We further assume that:

         (a) The issuance, sale, amount, and terms of the Securities to be offered from time to time by the Trust will be authorized and determined by proper action of the Board of Trustees of the Trust (each, a "Board Action") in accordance with the Trust's Declaration of Trust, Bylaws and Articles Supplementary and applicable Maryland law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Trust and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Trust.

         (b) Any Debt Securities will be issued under a valid and legally binding indenture (an "Indenture") that conforms to the description thereof set forth in the Prospectus Supplement and will comply with the Declaration of Trust and Bylaws of the Trust and applicable Maryland law.

         (c) Appropriate debentures, notes, or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the
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                                                               Piper & Marbury
                                                                    L.L.P.


LEXINGTON CORPORATE PROPERTIES TRUST
April 3, 1998
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             Indenture of the Trust and applicable Maryland law.

         (d) Prior to the issuance of any of the Common Shares or the Preferred Shares, there will exist, under the Declaration of Trust of the Trust, the requisite number of authorized but unissued Common Shares or Preferred Shares (and securities of any class into which any Preferred Shares may be convertible), as the case may be, and that all actions necessary to the creation and designation of any such Preferred Shares (and securities of any class into which any Preferred Shares may be convertible), whether by amendment of the Declaration of Trust, or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken.

         (e) Appropriate certificates representing Common Shares or the Preferred Shares will be executed and delivered upon issuance and sale of any Common Shares or Preferred Shares, as the case may be, and will comply with the Trust's Declaration of Trust and Bylaws and applicable Maryland law.

         (f) The underwriting agreements for offerings of the Securities (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement.

         (g) To the extent that the obligations of the Trust under any Debt Securities or related Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture as Trustee (the "Trustee") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by such Indenture; such Indenture will have been duly authorized, executed, and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally, with respect to acting as Trustee under such Indenture, with all applicable laws and regulations; and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture.
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                                                               Piper & Marbury
                                                                    L.L.P.


LEXINGTON CORPORATE PROPERTIES TRUST
April 3, 1998
Page 4

         Based upon and subject to the foregoing, we are of the opinion and advise you that, as of the date hereof:

         1. When a series of the Debt Securities has been duly authorized and established in accordance with the applicable Board Action, the terms of the Indenture, the Declaration of Trust and Bylaws of the Trust, and applicable law, and, upon execution, issuance, and delivery of debentures, notes, or other evidences of indebtedness for such series of the Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, the Indenture, the Registration Statement (as declared effective under the Act), or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Debt Securities will constitute valid and legally binding obligations of the Trust.

         2. Upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates for such Common Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or the conversion of one or more series of Preferred Shares convertible into Common Shares, the Common Shares represented by such certificates will be duly authorized, validly issued, fully paid, and nonassessable.

         3. When a series of the Preferred Shares (and securities of any class into which any Preferred Shares may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Trust's Declaration of Trust and Bylaws, and applicable law, and, upon issuance and delivery of certificates for shares of such series of the Preferred Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or the conversion of one or more series of Preferred Shares convertible into another series of Preferred Shares, the shares of the Preferred Shares represented by such certificates will be duly authorized, validly issued, fully paid, and nonassessable.

         The opinion stated herein relating to the validity and binding nature of obligations of the Trust is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to

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                                                               Piper & Marbury
                                                                    L.L.P.


LEXINGTON CORPORATE PROPERTIES TRUST
April 3, 1998
Page 5

fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         The opinion expressed above is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. We further consent to the reliance on this opinion by Paul, Hastings, Janofsky & Walker L.L.P. in rendering their opinion to the Trust in connection with the filing of the Registration Statement. The opinion expressed above is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.


                                                    Very truly yours,

                                                    /s/ Piper & Marbury L.L.P.